Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Great Wolf Resorts, Inc. dated January 24, 2005 of our report on the combined financial statements of Great Lakes Predecessor dated November 24, 2004 (December 20, 2004 as to Note 12)(which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the adoption of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” and (2) the adoption of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and an explanatory paragraph relating to the restatement described in Note 11), and of our report on the balance sheet of Great Wolf Resorts, Inc. dated July 25, 2004 (December 20, 2004 as to Note 2), contained in a Registration Statement of Great Wolf Resort, Inc. on Form S-1 dated January 20, 2005 under the Securities Act of 1933.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin
January 20, 2005